UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 13, 2024

Date of Report (Date of earliest event reported):

NETLIST, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33170	95-4812784
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

111 Academy, Suite 100

Irvine, California 92617

(Address of principal executive offices)

(949) 435-0025

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in the Registrant’s Certifying Accountant.

On May 20, 2024, the partners and professional staff of KMJ Corbin & Company LLP (“KMJ”), which was engaged as the independent registered public accounting firm of Netlist, Inc. (the “Company”), joined Crowe LLP. As a result, KMJ resigned as the Company’s independent registered public accounting firm on June 13, 2024.

On June 13, 2024, the Board of Directors (the “Board”) of the Company appointed Macias Gini & O’Connell LLP (“MGO”) as the Company’s independent registered public accounting firm for the fiscal year ending December 28, 2024.

The audit report of KMJ on the Company’s consolidated financial statements as of and for each of the two years ended December 30, 2023 and December 31, 2022 did not contain an adverse opinion or a disclaimer of an opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except for adverse opinions on internal control over financial reporting as of December 30, 2023 and December 31, 2022 issued in connection with the Company’s Annual Reports on Form 10-K for the fiscal years ended December 30, 2023 and December 31, 2022 as a result of the material weakness described below.

During the fiscal years ended December 30, 2023 and December 31, 2022 and the subsequent interim period through June 13, 2024, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with KMJ on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KMJ, would have caused KMJ to make reference to the subject matter of the disagreements in its’ audit reports on the Company’s consolidated financial statements for such years.

During the fiscal years ended December 30, 2023 and December 31, 2022 and in the subsequent interim period through June 13, 2024, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except as reported in Part II, Item 9A of the Company’s Annual Reports on Form 10-K for the fiscal years ended December 30, 2023 and December 31, 2022, the Company reported a material weakness in its internal control over financial reporting during such periods due to the lack of an independent board and audit committee and lack of independent oversight of the financial reporting process to ensure adequate monitoring and oversight of internal controls.

The Company has provided KMJ with a copy of the above disclosures and has requested that KMJ furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made above. A copy of KMJ’s letter dated June 18, 2024 is attached as Exhibit 16.1 to this report.

During the fiscal years ended December 30, 2023 and December 31, 2022 and the subsequent interim period through June 13, 2024, neither the Company nor anyone on its behalf has consulted with MGO with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that MGO concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
16.1	Letter from KMJ Corbin & Company LLP, dated June 18, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETLIST, INC.

Date: June 18, 2024	By:	/s/ Gail M. Sasaki
Gail M. Sasaki
Executive Vice President and Chief Financial Officer

3